Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-268718 and 333-268718-01
This pricing supplement, which is not complete and may be changed, relates to an effective Registration Statement under the Securities Act of 1933. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these Notes in any country or jurisdiction where such an offer would not be permitted.
Preliminary Pricing Supplement

Subject To Completion, dated June 16, 2025
(To Prospectus dated December 30, 2022,
Series A Prospectus Supplement dated December 30, 2022 and
Product Supplement No. WF-2 dated June 16, 2025)

BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030

■   Linked to the Lowest Performing of the common stock of Moderna, Inc., the common stock of SoFi Technologies, Inc., the common stock of Constellation Energy Corporation and the Class A common stock of The Trade Desk, Inc. (each referred to as an “Underlying Stock”)
■   Unlike ordinary debt securities, the Notes do not provide for fixed payments of interest and are subject to potential automatic call prior to the Maturity Date upon the terms described below. Whether the Notes pay a Contingent Coupon and whether the Notes are automatically called prior to the Maturity Date will depend, in each case, on the stock closing price of the Lowest Performing Underlying Stock on the relevant Calculation Day. The Lowest Performing Underlying Stock on any Calculation Day is the Underlying Stock that has the lowest stock closing price on that Calculation Day as a percentage of its Starting Price
■   Contingent Coupon.  The Notes will pay a Contingent Coupon on a monthly basis until the earlier of the Maturity Date or automatic call if, and only if, the stock closing price of the Lowest Performing Underlying Stock on the Calculation Day for that month is greater than or equal to its Coupon Barrier. If the stock closing price of the Lowest Performing Underlying Stock on a Calculation Day is less than its Coupon Barrier, you will not receive any Contingent Coupon for the relevant month. If the stock closing price of the Lowest Performing Underlying Stock is less than its Coupon Barrier on every Calculation Day, you will not receive any Contingent Coupons throughout the entire term of the Notes. The Coupon Barrier for each Underlying Stock is equal to 75% of its Starting Price. The Contingent Coupon Rate will be determined on the Pricing Date and will be at least 13.00% per annum
■   Automatic Call.  If the stock closing price of the Lowest Performing Underlying Stock on any of the monthly Calculation Days from June 2026 to May 2030, inclusive, is greater than or equal to its Starting Price, the Notes will be automatically called for the principal amount plus a final Contingent Coupon Payment
■   Maturity Payment Amount.  If the Notes are not automatically called prior to the Maturity Date, you will receive the principal amount on the Maturity Date but you will not participate in any appreciation of any Underlying Stock and will not receive any dividends on any Underlying Stock
■   Repayment of principal at the Maturity Date regardless of the performance of any Underlying Stock (subject to issuer and guarantor credit risk)
■   Your return on the Notes will depend solely on the performance of the Lowest Performing Underlying Stock on each Calculation Day. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably
■   All payments on the Notes are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the Notes, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Notes
■   Notes will not be listed on any securities exchange

The initial estimated value of the Notes as of the Pricing Date is expected to be between $896.75 and $956.75 per Note, which is less than the public offering price listed below. The actual value of your Notes at any time will reflect many factors and cannot be predicted with accuracy. See “Selected Risk Considerations” beginning on page PS-8 of this pricing supplement and “Structuring the Notes” on page PS-19 of this pricing supplement for additional information.
The Notes have complex features and investing in the Notes involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Notes should consider the information in “Selected Risk Considerations” beginning on page PS-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Notes or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Note	$1,000.00	$33.25	$966.75
Total
(1)
Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Notes and are acting as principal. See “Terms of the Notes—Selling Agents” in this pricing supplement for further information.

(2)
In addition, in respect of certain Notes sold in this offering, BofA Securities, Inc. or its affiliates may pay a fee of up to $3.00 per Note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Notes to other securities dealers.

Wells Fargo Securities

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030
Terms of the Notes

Issuer:	BofA Finance LLC.
Guarantor:	BAC.
Underlying Stocks:
The common stock of Moderna, Inc. (Nasdaq Global Select Market symbol: “MRNA”), the common stock of SoFi Technologies, Inc. (Nasdaq Global Select Market symbol: “SOFI”), the common stock of Constellation Energy Corporation (Nasdaq Global Select Market symbol: “CEG”) and the Class A common stock of The Trade Desk, Inc. (Nasdaq Global Market symbol: “TTD”) (the “Underlying Stocks”).

Pricing Date*:	June 18, 2025.
Issue Date*:	June 24, 2025.
Maturity Date*:
June 24, 2030, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”.  The Notes are not subject to repayment at the option of any holder of the Notes prior to the Maturity Date.

Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Note” are to a Note with a principal amount of $1,000.
Contingent Coupon Payment:
On each Contingent Coupon Payment Date, you will receive a Contingent Coupon Payment at a per annum rate equal to the Contingent Coupon Rate if, and only if, the stock closing price of the Lowest Performing Underlying Stock on the related Calculation Day is greater than or equal to its Coupon Barrier. Each “Contingent Coupon Payment,” if any, will be calculated per Note as follows: ($1,000 × Contingent Coupon Rate)/12. Any Contingent Coupon Payment will be rounded to the nearest cent, with one-half cent rounded upward.
If the stock closing price of the Lowest Performing Underlying Stock on any Calculation Day is less than its Coupon Barrier, you will not receive any Contingent Coupon Payment on the related Contingent Coupon Payment Date. If the stock closing price of the Lowest Performing Underlying Stock is less than its Coupon Barrier on all Calculation Days, you will not receive any Contingent Coupon Payments over the term of the Notes.

Contingent Coupon Payment Dates:
Monthly, on the third business day following each Calculation Day (as each such Calculation Day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the Contingent Coupon Payment Date with respect to the Final Calculation Day will be the Maturity Date.

Contingent Coupon Rate:	The “Contingent Coupon Rate” will be determined on the Pricing Date and will be at least 13.00% per annum (equal to approximately at least 1.0833% per month).
Automatic Call:
If the stock closing price of the Lowest Performing Underlying Stock on any of the Calculation Days from June 2026 to May 2030, inclusive, is greater than or equal to its Starting Price, the Notes will be automatically called, and on the related Call Settlement Date you will be entitled to receive a cash payment per Note in U.S. dollars equal to the principal amount per Note plus a final Contingent Coupon Payment. The Notes will not be subject to automatic call until the twelfth Calculation Day, which is approximately one year after the issue date.
If the Notes are automatically called, they will cease to be outstanding on the related Call Settlement Date and you will have no further rights under the Notes after such Call Settlement Date. You will not receive any notice from us if the Notes are automatically called.

Calculation Days*:
Monthly, on the 18th day of each month, commencing July 2025 and ending May 2030, and the Final Calculation Day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to June 18, 2030 as the “Final Calculation Day.”

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030
Call Settlement Date:	Three business days after the applicable Calculation Day (as each such Calculation Day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Maturity Payment Amount:
If the Notes are not automatically called prior to the Maturity Date, you will be entitled to receive on the Maturity Date a cash payment per Note in U.S. dollars equal to the Maturity Payment Amount (in addition to the final Contingent Coupon Payment, if any). The “Maturity Payment Amount” per Note will equal $1,000.
Any return on the Notes will be limited to the sum of your Contingent Coupon Payments, if any. You will not participate in any appreciation of any Underlying Stock.

Lowest Performing Underlying Stock:	For any Calculation Day, the “Lowest Performing Underlying Stock” will be the Underlying Stock with the lowest Performance Factor on that Calculation Day.
Performance Factor:	With respect to an Underlying Stock on any Calculation Day, its stock closing price on such Calculation Day divided by its Starting Price (expressed as a percentage).
Stock Closing Price:
With respect to each Underlying Stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Starting Price:
With respect to the common stock of Moderna, Inc.: $                 , its stock closing price on the Pricing Date.
With respect to the common stock of SoFi Technologies, Inc.: $                 , its stock closing price on the Pricing Date.
With respect to the common stock of Constellation Energy Corporation: $             , its stock closing price on the Pricing Date.
With respect to the Class A common stock of The Trade Desk, Inc.: $             , its stock closing price on the Pricing Date.

Coupon Barrier:
With respect to the common stock of Moderna, Inc.: $                 , which is equal to 75.00% of its Starting Price.
With respect to the common stock of SoFi Technologies, Inc.: $                 , which is equal to 75.00% of its Starting Price.
With respect to the common stock of Constellation Energy Corporation: $      , which is equal to 75.00% of its Starting Price.
With respect to the Class A common stock of The Trade Desk, Inc.: $      , which is equal to 75.00% of its Starting Price.

Market Disruption Events and Postponement Provisions:
Each Calculation Day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the Maturity Date will be postponed if the Final Calculation Day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the Calculation Days and the Maturity Date, see “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Notes Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Contingent Coupon Payment Date, each Call Settlement Date and the Maturity Date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see  “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030
Selling Agents:
BofAS and Wells Fargo Securities, LLC (“WFS”).
Under our distribution agreement with BofAS, BofAS will purchase the Notes from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Notes to WFS at the public offering price of the Notes less a concession of up to $33.25 per Note. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $20.00 per Note. In addition to the concession allowed to WFA, WFS may pay up to $0.75 per Note to WFA as a distribution expense fee for each Note sold by WFA.
In addition, in respect of certain Notes sold in this offering, BofAS or its affiliates may pay a fee of up to $3.00 per Note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Notes to other securities dealers.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Notes at any time up to the Issue Date or during the five-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Notes that are included in the public offering price of the Notes. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this five-month period. If you hold the Notes through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Notes on your brokerage account statement. If you hold your Notes through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Notes on your brokerage account statement may be different than if you held your Notes at WFS, WFA or any of their affiliates.

Material Tax Consequences:	For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Notes, see “U.S. Federal Income Tax Summary.”
CUSIP:	09711HSW4

* Subject to change

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030
Additional Information about BofA Finance, the Guarantor and the Notes

The terms and risks of the Notes are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:
•	Product Supplement No. WF-2 dated June 16, 2025:
https://www.sec.gov/Archives/edgar/data/70858/000119312525141496/d937901d424b5.htm
•	Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022: https://www.sec.gov/Archives/edgar/data/1682472/000119312522315195/d409418d424b3.htm
These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
The Notes are our senior debt securities.  Any payments on the Notes are fully and unconditionally guaranteed by BAC. The Notes and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Notes will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Notes, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030
Investor Considerations
The Notes are not appropriate for all investors. The Notes may be an appropriate investment for investors who:
■   seek an investment with contingent coupon payments at a rate of at least 13.00% per annum (to be determined on the Pricing Date) until the earlier of the Maturity Date or automatic call, if, and only if, the stock closing price of the Lowest Performing Underlying Stock on the applicable Calculation Day is greater than or equal to 75% of its Starting Price;
■   are willing to accept the risk that they may receive few or no Contingent Coupon Payments over the term of the Notes;
■   understand that the Notes may be automatically called prior to the Maturity Date and that the term of the Notes may be as short as approximately one year;
■   understand that the return on the Notes will depend solely on the performance of the Lowest Performing Underlying Stock on each Calculation Day and that they will not benefit in any way from the performance of the better performing Underlying Stocks;
■   understand that the Notes are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;
■   are willing to accept the risk of exposure to the Underlying Stocks;
■   are willing to forgo participation in any appreciation of any Underlying Stock and dividends on the Underlying Stocks; and
■   are willing to hold the Notes until maturity.
The Notes may not be an appropriate investment for investors who:
■   seek a liquid investment or are unable or unwilling to hold the Notes to maturity;
■   seek a security with a fixed term;
■   are unwilling to purchase Notes with an estimated value as of the Pricing Date that is lower than the public offering price and that may be as low as the lower estimated value set forth on the cover page;
■   seek certainty of current income over the term of the Notes;
■   seek exposure to the upside performance of any or each Underlying Stock;
■   seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the Lowest Performing Underlying Stock;
■   are unwilling to accept the risk of exposure to the Underlying Stocks;
■   are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlying Stocks generally, or to obtain exposure to the Underlying Stocks that the Notes provide specifically; or
■   prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the Notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Notes in light of your particular circumstances. You should also review carefully “Selected Risk Considerations” herein and “Risk Factors” in each of the accompanying product supplement, prospectus supplement and prospectus for risks related to an investment in the Notes. For more information about the Underlying Stocks, please see the sections titled “The Common Stock of Moderna, Inc.,” “The Common Stock of SoFi Technologies, Inc.,” “The Common Stock of Constellation Energy Corporation” and “The Class A Common Stock of The Trade Desk, Inc.” below.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030

Determining Payment On A Contingent Coupon Payment Date and at Maturity
If the Notes have not been previously automatically called, on each Contingent Coupon Payment Date, either you will receive a Contingent Coupon Payment or you will not receive a Contingent Coupon Payment, depending on the stock closing price of the Lowest Performing Underlying Stock on the related Calculation Day.
Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock on the relevant Calculation Day. The Lowest Performing Underlying Stock on any Calculation Day is the Underlying Stock with the lowest Performance Factor on that Calculation Day. The Performance Factor of an Underlying Stock on a Calculation Day is its stock closing price on that Calculation Day as a percentage of its Starting Price (i.e., its stock closing price on that Calculation Day divided by its Starting Price).
Step 2: Determine whether a Contingent Coupon is paid on the applicable Contingent Coupon Payment Date based on the stock closing price of the Lowest Performing Underlying Stock on the relevant Calculation Day, as follows:

If the Notes have not been automatically called prior to the Maturity Date, then at maturity you will receive (in addition to the final Contingent Coupon Payment, if otherwise payable) a cash payment per Security (the Maturity Payment Amount) equal to the principal amount.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030

Selected Risk Considerations
The Notes have complex features and investing in the Notes will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Notes should be made only after carefully considering the risks of an investment in the Notes, including those discussed below, with your advisors in light of your particular circumstances. The Notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the Notes or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Notes in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.
Structure-related Risks
Your return on the Notes is limited to the return represented by the Contingent Coupon Payments, if any, over the term of the Notes. Your return on the Notes is limited to the Contingent Coupon Payments paid over the term of the Notes, regardless of the extent to which the stock closing price of any Underlying Stock on any Calculation Day exceeds its Coupon Barrier or Starting Price, as applicable. Similarly, the amount payable at maturity or upon an automatic call will never exceed the sum of the principal amount and the applicable Contingent Coupon Payment, regardless of the extent to which the stock closing price of any Underlying Stock on any Calculation Day exceeds its Starting Price. In contrast, a direct investment in one or more of the Underlying Stocks would allow you to receive the benefit of any appreciation in their prices. Thus, any return on the Notes will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them.
The Notes are subject to a potential automatic call, which would limit your ability to receive the Contingent Coupon Payments over the full term of the Notes. The Notes are subject to a potential automatic call. Beginning in June 2026, the Notes will be automatically called if, on any of the Calculation Days prior to the Final Calculation Day, the stock closing price of the Lowest Performing Underlying Stock is greater than or equal to its Starting Price. If the Notes are automatically called prior to the Maturity Date, you will be entitled to receive the principal amount and the Contingent Coupon Payment with respect to the applicable Calculation Day, and no further amounts will be payable with respect to the Notes. In this case, you will lose the opportunity to continue to receive Contingent Coupon Payments after the date of the automatic call. If the Notes are called prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Notes.
You may not receive any Contingent Coupon Payments. The Notes do not provide for any regular fixed coupon payments. Investors in the Notes will not necessarily receive any Contingent Coupon Payments on the Notes. If the stock closing price of the Lowest Performing Underlying Stock on a Calculation Day is less than its Coupon Barrier, you will not receive the Contingent Coupon Payment applicable to that Calculation Day. If the stock closing price of the Lowest Performing Underlying Stock is less than its Coupon Barrier on all the Calculation Days during the term of the Notes, you will not receive any Contingent Coupon Payments during the term of the Notes, and will not receive a positive return on the Notes.
Because the Notes are linked to the lowest performing (and not the average performance) of the Underlying Stocks, you may not receive any return on the Notes even if the stock closing price of one Underlying Stock is always greater than or equal to its Coupon Barrier. Your Notes are linked to the lowest performing of the Underlying Stocks, and a change in the price of one Underlying Stock may not correlate with changes in the prices of the other Underlying Stocks. The Notes are not linked to a basket composed of the Underlying Stocks, where the depreciation in the price of one Underlying Stock could be offset to some extent by the appreciation in the prices of the other Underlying Stocks. In the case of the Notes, the individual performance of each Underlying Stock would not be combined, and the depreciation in the price of one Underlying Stock would not be offset by any appreciation in the prices of the other Underlying Stocks. Even if the stock closing price of an Underlying Stock is at or above its Coupon Barrier on a Calculation Day, you will not receive the Contingent Coupon Payment with respect to that Calculation Day if the stock closing price of another Underlying Stock is below its Coupon Barrier on that day.
Higher Contingent Coupon Rates are associated with greater risk. The Notes offer Contingent Coupon Payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential Contingent Coupon Payments are associated with greater levels of expected risk as of the Pricing Date as compared to conventional debt securities, including the risk that you may not receive a Contingent Coupon Payment on one or more, or any, Contingent Coupon Payment Dates. The volatility of the Underlying Stocks and the correlation among the Underlying Stocks are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of an Underlying Stock, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Underlying Stocks tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underlying Stocks or lower expected correlation among the Underlying Stocks as of the Pricing Date may result in a higher Contingent Coupon Rate, but it also represents a greater expected likelihood as of the Pricing Date that the stock closing price of at least one Underlying Stock will be less than its Coupon Barrier on one or more Calculation Days, such that you will not receive one or more, or any, Contingent Coupon Payments during the term of the Notes. In general, the higher the Contingent Coupon Rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, Contingent Coupon Payments during the term of the Notes.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030
Your return on the Notes may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Notes may be less than the return you would earn if you purchased a conventional debt security with the same Maturity Date. As a result, your investment in the Notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money. In addition, if interest rates increase during the term of the Notes, the Contingent Coupon Payment (if any) may be less than the yield on a conventional debt security of comparable maturity.
The Contingent Coupon Payment or payment upon automatic call, as applicable, will not reflect the prices of the Underlying Stocks other than on the Calculation Days. The prices of the Underlying Stocks during the term of the Notes other than on the Calculation Days will not affect payments on the Notes. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlying Stocks while holding the Notes, as the performance of the Underlying Stocks may influence the market value of the Notes. The calculation agent will determine whether each Contingent Coupon Payment is payable and will calculate the payment upon an automatic call by comparing only the Starting Price or the Coupon Barrier, as applicable, to the stock closing price on the applicable Calculation Day for each Underlying Stock. No other prices of the Underlying Stocks will be taken into account.
A Contingent Coupon Payment Date, a Call Settlement Date and the Maturity Date may be postponed if a Calculation Day is postponed. A Calculation Day (including the Final Calculation Day) with respect to an Underlying Stock will be postponed if the applicable originally scheduled Calculation Day is not a trading day with respect to any Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying Stock on that Calculation Day. If such a postponement occurs with respect to an Calculation Day other than the Final Calculation Day, then the related Contingent Coupon Payment Date or Call Settlement Date, as applicable, will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Maturity Date will be the later of (i) the initial Maturity Date and (ii) three business days after the last Final Calculation Day as postponed.
Any payment on the Notes is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the Notes. The Notes are our senior unsecured debt securities. Any payment on the Notes will be fully and unconditionally guaranteed by the Guarantor. The Notes are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the payment upon an automatic call or the Maturity Payment Amount at maturity, as applicable, will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Notes on the applicable Contingent Coupon Payment Date, Call Settlement Date or the Maturity Date, regardless of the stock closing price of the Lowest Performing Underlying Stock as compared to its Starting Price. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the Pricing Date of the Notes. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Notes.
In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Notes may adversely affect the market value of the Notes. However, because your return on the Notes depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the prices of the Underlying Stocks, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Notes.
We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Notes in the ordinary course. Therefore, our ability to make payments on the Notes may be limited.
Valuation- and Market-related Risks

The public offering price you pay for the Notes will exceed their initial estimated value. The range of initial estimated values of the Notes that is provided on the cover page of this preliminary pricing supplement, and the initial estimated value as of the Pricing Date that will be provided in the final pricing supplement, are each estimates only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Notes. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Notes prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the prices of the Underlying Stocks, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging related charges, all as further described in "Structuring the Notes" below. These factors, together with various credit, market and economic factors over the term of the Notes, are expected to reduce the price at which you may be able to sell the Notes in any secondary market and will affect the value of the Notes in complex and unpredictable ways.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Notes in any secondary market (if any exists) at any time. The value of your Notes at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlying Stocks, our and BAC’s creditworthiness and changes in market conditions.
We cannot assure you that a trading market for your Notes will ever develop or be maintained. We will not list the Notes on any securities exchange. We cannot predict how the Notes will trade in any secondary market or whether that market will be liquid or illiquid.
The Notes are not designed to be short-term trading instruments, and if you attempt to sell the Notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Notes: price of the Underlying Stocks at such time; volatility of the Underlying Stocks; economic and other conditions generally; interest rates; dividend yields; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.
Conflict-related Risks
Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may affect your return on the Notes and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell the Underlying Stocks, or futures or options contracts on the Underlying Stocks, or other listed or over-the-counter derivative instruments linked to the Underlying Stocks. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own securities represented by the Underlying Stocks, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control any Underlying Stock Issuer, and have not verified any disclosure made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Notes. These transactions may present a conflict of interest between your interest in the Notes and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the prices of the Underlying Stocks in a manner that could be adverse to your investment in the Notes. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Notes), may affect the prices of the Underlying Stocks. Consequently, the prices of the Underlying Stocks may change subsequent to the Pricing Date, which may adversely affect the market value of the Notes.
We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also expect to engage in hedging activities that could affect the prices of the Underlying Stocks on the Pricing Date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Notes prior to maturity, and may affect the amounts to be paid on the Notes. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Notes and may hold or resell the Notes. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the prices of the Underlying Stocks, the market value of your Notes prior to maturity or the amounts payable on the Notes.
If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Notes conducts hedging activities for us in connection with the Notes, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Notes to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Notes to you.
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Notes and, as such, will make a variety of determinations relating to the Notes, including the amounts that will be paid on the Notes. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.
Underlying-related Risks
Any payments on the Notes will depend upon the performance of the Underlying Stocks, and therefore the Notes are subject to the following risks, each as discussed in more detail in the accompanying product supplement.
●	The Notes may become linked to the common stock of a company other than an original Underlying Stock Issuer.
●	We cannot control actions by an Underlying Stock Issuer.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030
●	We and our affiliates have no affiliation with any Underlying Stock Issuer and have not independently verified any public disclosure of information.
●	You have limited anti-dilution protection.
SOFI and CEG have limited actual historical information. SOFI and CEG commenced trading on the Nasdaq Global Select Market recently. Because SOFI and CEG are of recent origin and limited actual historical performance data exists with respect to them, your investment in the Notes may involve a greater risk than investing in Notes linked to underlying stocks with a more established record of performance.
Tax-related Risks

The U.S. federal income tax consequences of an investment in the Notes are uncertain. However, it would be reasonable to treat your Notes as variable rate debt instruments for U.S. federal income tax purposes. The U.S. federal income tax consequences of an investment in the Notes are not certain. Under the terms of the Notes, you will have agreed with us to treat the Notes as variable rate debt instruments, as described below under “U.S. Federal Income Tax Summary.” If you are a secondary purchaser of the Notes, the tax consequences to you may be different. No ruling will be requested from the Internal Revenue Service (the “IRS”) with respect to the Notes and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.”  You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the Notes.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030

Hypothetical Contingent Coupon Payments
Set forth below are examples that illustrate how to determine whether a Contingent Coupon Payment will be paid and whether the Notes will be automatically called, if applicable, on a Contingent Coupon Payment Date prior to the Maturity Date. The examples do not reflect any specific Contingent Coupon Payment Date. The following examples assume that the Notes are subject to automatic call on the applicable Calculation Day. The Notes will not be subject to automatic call until the twelfth Calculation Day, which is approximately one year after the issue date. The following examples reflect a hypothetical Contingent Coupon Rate of 13.00% per annum (the specified minimum Contingent Coupon Rate) and assume the hypothetical Starting Price, Coupon Barrier and stock closing price for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Price or Coupon Barrier. The hypothetical Starting Price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual Starting Price for any Underlying Stock. The actual Starting Price and Coupon Barrier for each Underlying Stock will be determined on the Pricing Date and will be set forth under “Terms of the Notes” above in the final pricing supplement. For historical data regarding the actual Closing Prices of the Underlying Stocks, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The price of the Lowest Performing Underlying Stock on the relevant Calculation Day is greater than or equal to its Coupon Barrier and less than its Starting Price. As a result, investors receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date and the Notes are not automatically called.
	Common Stock of Moderna, Inc.	Common Stock of SoFi Technologies, Inc.	Common Stock of Constellation Energy Corporation	Class A Common Stock of The Trade Desk, Inc.
Hypothetical Starting Price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant Calculation Day:	$90.00	$85.00	$95.00	$80.00
Hypothetical Coupon Barrier:	$75.00	$75.00	$75.00	$75.00
Performance Factor (stock closing price on Calculation Day divided by Starting Price):	90.00%	85.00%	95.00%	80.00%
Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock on the relevant Calculation Day.
In this example, the Class A common stock of The Trade Desk, Inc. has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying Stock on the relevant Calculation Day.
Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the Notes will be automatically called on the applicable Contingent Coupon Payment Date.
Since the hypothetical stock closing price of the Lowest Performing Underlying Stock on the relevant Calculation Day is greater than or equal to its Coupon Barrier, but less than its Starting Price, you would receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date, and the Notes would not be automatically called. The Contingent Coupon Payment would be equal to $10.83 per Note, determined as follows: (i) $1,000 multiplied by 13.00% per annum divided by (ii) 12, rounded to the nearest cent.
Example 2. The price of the Lowest Performing Underlying Stock on the relevant Calculation Day is less than its Coupon Barrier and its Starting Price. As a result, investors do not receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date and the Notes are not automatically called.
	Common Stock of Moderna, Inc.	Common Stock of SoFi Technologies, Inc.	Common Stock of Constellation Energy Corporation	Class A Common Stock of The Trade Desk, Inc.
Hypothetical Starting Price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant Calculation Day:	$74.00	$110.00	$125.00	$105.00
Hypothetical Coupon Barrier:	$75.00	$75.00	$75.00	$75.00
Performance Factor (stock closing price on Calculation Day divided by Starting Price):	74.00%	110.00%	125.00%	105.00%
Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock on the relevant Calculation Day.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030
In this example, the common stock of Moderna, Inc. has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying Stock on the relevant Calculation Day.
Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the Notes will be automatically called on the applicable Contingent Coupon Payment Date.
Since the hypothetical stock closing price of the Lowest Performing Underlying Stock on the relevant Calculation Day is less than its Coupon Barrier, you would not receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date.  In addition, because the hypothetical stock closing price of the Lowest Performing Underlying Stock also is less than its Starting Price, the Notes would not be automatically called, even though the stock closing prices of the better performing Underlying Stocks on the relevant Calculation Day are greater than their respective Starting Prices. As this example illustrates, whether you receive a Contingent Coupon Payment and whether the Notes are automatically called on a Contingent Coupon Payment Date will depend solely on the stock closing price of the Lowest Performing Underlying Stock on the relevant Calculation Day. The performance of the better performing Underlying Stocks is not relevant to your return on the Notes.
Example 3. The price of the Lowest Performing Underlying Stock on the relevant Calculation Day is greater than or equal to its Starting Price. As a result, the Notes are automatically called on the applicable Contingent Coupon Payment Date for the principal amount plus a final Contingent Coupon Payment.
	Common Stock of Moderna, Inc.	Common Stock of SoFi Technologies, Inc.	Common Stock of Constellation Energy Corporation	Class A Common Stock of The Trade Desk, Inc.
Hypothetical Starting Price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant Calculation Day:	$115.00	$120.00	$105.00	$130.00
Hypothetical Coupon Barrier:	$75.00	$75.00	$75.00	$75.00
Performance Factor (stock closing price on Calculation Day divided by Starting Price):	115.00%	120.00%	105.00%	130.00%
Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock on the relevant Calculation Day.
In this example, the common stock of Constellation Energy Corporation has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying Stock on the relevant Calculation Day.
Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the Notes will be automatically called on the applicable Contingent Coupon Payment Date.
Since the hypothetical stock closing price of the Lowest Performing Underlying Stock on the relevant Calculation Day is greater than or equal to its Starting Price, the Notes would be automatically called and you would receive the principal amount plus a final Contingent Coupon Payment on the applicable Contingent Coupon Payment Date, which is also referred to as the Call Settlement Date. On the Call Settlement Date, you would receive $1,010.83 per Note.
You will not receive any further payments after the Call Settlement Date.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030

All disclosures contained in this pricing supplement regarding the Underlying Stocks and the Underlying Stock Issuers have been derived from publicly available sources. Because the Underlying Stocks are registered under the Securities Exchange Act of 1934, the Underlying Stock Issuers are required to periodically file certain financial and other information specified by the Securities and Exchange Commission (SEC). Information provided to or filed with the SEC by the Underlying Stock Issuers can be located through the SEC’s website at sec.gov by reference to the applicable CIK numbers set forth below. This document relates only to the offering of the Notes and does not relate to any offering of Underlying Stock or any other securities of the Underlying Stock Issuers. None of us, the Guarantor, BofAS or any of our other affiliates has made any due diligence inquiry with respect to the Underlying Stock Issuers in connection with the offering of the Notes. None of us, the Guarantor, BofAS or any of our other affiliates has independently verified the accuracy or completeness of the publicly available documents or any other publicly available information regarding the Underlying Stock Issuers and hence makes no representation regarding the same. Furthermore, there can be no assurance that all events occurring prior to the date of this document, including events that would affect the accuracy or completeness of these publicly available documents that could affect the trading prices of the Underlying Stocks, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the price of the applicable Underlying Stock and therefore could affect your return on the Notes. The selection of the Underlying Stocks is not a recommendation to buy or sell the Underlying Stocks.
None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlying Stocks. You should make your own investigation into the Underlying Stocks.
The Common Stock of Moderna, Inc.
Moderna, Inc. operates as a biotechnology company. The company focuses on the discovery and development of messenger RNA therapeutics and vaccines. The company develops mRNA medicines for infectious, immuno-oncology, and cardiovascular diseases. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol "MRNA." The company's CIK number is 0001682852 and its SEC file number is 001-38753.
Historical Information
The following graph sets forth the daily historical performance of MRNA in the period from January 2, 2020 through June 6, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents MRNA’s hypothetical Coupon Barrier of $20.595, which is 75.00% of MRNA’s hypothetical Starting Price of $27.46, which was its closing price on June 6, 2025. The actual Starting Price and Coupon Barrier will be determined on the Pricing Date.
This historical data on MRNA is not necessarily indicative of the future performance of MRNA or what the value of the Notes may be. Any historical upward or downward trend in the price of MRNA during any period set forth above is not an indication that the price of MRNA is more or less likely to increase or decrease at any time over the term of the Notes.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030
Before investing in the Notes, you should consult publicly available sources for the trading patterns and prices of MRNA.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030
The Common Stock of SoFi Technologies, Inc.
SoFi Technologies, Inc. is an online personal finance company and online bank. The company provides financial products including student and auto loan refinancing, mortgages, personal loans, credit card, investing, and banking through both mobile app and desktop interfaces. The company serves customers in the United States. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol "SOFI." The company's CIK number is 0001818874 and its SEC file number is 001-39606.
Historical Information
The following graph sets forth the daily historical performance of SOFI in the period from June 1, 2021 (the date SOFI started trading following its SPAC IPO) through June 6, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents SOFI’s hypothetical Coupon Barrier of $10.68, which is 75.00% of SOFI’s hypothetical Starting Price of $14.24, which was its closing price on June 6, 2025. The actual Starting Price and Coupon Barrier will be determined on the Pricing Date.
This historical data on SOFI is not necessarily indicative of the future performance of SOFI or what the value of the Notes may be. Any historical upward or downward trend in the price of SOFI during any period set forth above is not an indication that the price of SOFI is more or less likely to increase or decrease at any time over the term of the Notes.
Before investing in the Notes, you should consult publicly available sources for the trading patterns and prices of SOFI.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030
The Common Stock of Constellation Energy Corporation
Constellation Energy Corporation produces carbon-free energy and sustainable solutions. The company generates and distributes nuclear, hydro, wind, and solar energy solutions. The company serves homes, institutional customers, public sectors, community aggregations, and businesses in the United States. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol "CEG." The company's CIK number is 0001868275 and its SEC file number is 001-41137.
Historical Information
The following graph sets forth the daily historical performance of CEG in the period from January 19, 2022 (the date CEG started trading) through June 6, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents CEG’s hypothetical Coupon Barrier of $224.10, which is 75.00% of CEG’s hypothetical Starting Price of $298.80, which was its closing price on June 6, 2025. The actual Starting Price and Coupon Barrier will be determined on the Pricing Date.
This historical data on CEG is not necessarily indicative of the future performance of CEG or what the value of the Notes may be. Any historical upward or downward trend in the price of CEG during any period set forth above is not an indication that the price of CEG is more or less likely to increase or decrease at any time over the term of the Notes.
Before investing in the Notes, you should consult publicly available sources for the trading patterns and prices of CEG.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030
The Class A Common Stock of The Trade Desk, Inc.
The Trade Desk, Inc. operates as an advertising technology company. The company offers online advertising platform that manages display, social, mobile, and video advertising campaigns. The company serves customers worldwide. This Underlying Stock trades on the Nasdaq Global Market under the symbol "TTD." The company's CIK number is 0001671933 and its SEC file number is 001-37879.
Historical Information
The following graph sets forth the daily historical performance of TTD in the period from January 2, 2020 through June 6, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents TTD’s hypothetical Coupon Barrier of $53.595, which is 75.00% of TTD’s hypothetical Starting Price of $71.46, which was its closing price on June 6, 2025. The actual Starting Price and Coupon Barrier will be determined on the Pricing Date.
This historical data on TTD is not necessarily indicative of the future performance of TTD or what the value of the Notes may be. Any historical upward or downward trend in the price of TTD during any period set forth above is not an indication that the price of TTD is more or less likely to increase or decrease at any time over the term of the Notes.
Before investing in the Notes, you should consult publicly available sources for the trading patterns and prices of TTD.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030
Structuring the Notes

The Notes are our debt securities, the return on which is linked to the performance of the Underlying Stocks. The related guarantee is BAC’s obligation. Any payments on the Notes, including payment of the Maturity Payment Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlying Stocks. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Notes reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Notes, along with the fees and charges associated with market-linked securities, typically results in the initial estimated value of the Notes on the Pricing Date being less than their public offering price.
The initial estimated value range of the Notes is set forth on the cover page of this preliminary pricing supplement. The final pricing supplement will set forth the initial estimated value of the Notes as of the Pricing Date.
In order to meet our payment obligations on the Notes, at the time we issue the Notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlying Stocks, the tenor of the Notes and the hedging arrangements. The economic terms of the Notes and their initial estimated value depend in part on the terms of these hedging arrangements.
BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.
For further information, see “Selected Risk Considerations” beginning on page PS-9 above and “Use of Proceeds” on page 17 of the accompanying prospectus.

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030

U.S. Federal Income Tax Summary
The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the Notes supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.
Although the Notes are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.
This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the Notes upon original issuance and will hold the Notes as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus. This discussion does not address the tax consequences applicable to holders subject to Section 451(b) of the Code. This summary assumes that the issue price of the Notes, as determined for U.S. federal income tax purposes, equals the principal amount thereof.
You should consult your own tax advisor concerning the U.S. federal income and estate tax consequences to you of acquiring, owning, and disposing of the Notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.
U.S. Holders
The tax treatment of your Notes is uncertain. The tax treatment of your Notes will depend upon whether the Notes are properly treated as variable rate debt instruments or contingent payment debt instruments.  This in turn depends, in part, upon whether it is reasonably expected that the return on the Notes during the first half of the Notes’ term will be significantly greater or less than the return on the Notes during the second half of the Notes’ term. Based on our numerical analysis, we expect to take the position that it is not reasonably expected that the return on the Notes during the first half of the Notes’ term will be significantly greater or less than the return on the Notes during the second half of the Notes’ term. We accordingly expect to treat your Notes as variable rate debt instruments for U.S. federal income tax purposes.
Based on market conditions on the trade date, we may take the position that it is reasonably expected that the return on the Notes during the first half of the Notes term will be significantly greater or less than the return on the Notes during the second half of the Notes term. In this case, we would treat your Notes as contingent payment debt instruments, as discussed below under “Alternative Tax Treatments”. We will make a final determination as to the manner in which we intend to treat the Notes on the trade date based on market conditions in effect at such time. The final pricing supplement will set forth the manner in which we intend to treat the Notes for U.S. federal income  tax purposes. Except as otherwise noted below under “Alternative Tax Treatments,” the discussion below assumes that the Notes will be treated as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, interest on a Note generally will be included in the income of a U.S. Holder as ordinary income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Please see the discussion in the prospectus under the section entitled “U.S. Federal Income Tax Considerations—General—Consequences to U.S. Holders—Variable Rate Debt Securities” for a discussion of these rules.
Upon the sale, exchange, redemption, retirement, or other disposition of a Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the Note is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be the cost of the Note to such U.S. Holder. Any gain or loss realized on the sale, exchange, redemption, retirement, or other disposition of a Note generally will be capital gain or loss and will be long-term capital gain or loss if the Note has been held for more than one year. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.
Alternative Tax Treatments. If it is determined that it is reasonably expected that the return on the Notes during the first half of the Notes’ term will be significantly greater or less than the return on the Notes during the second half of the Notes’ term, the Notes should be treated as a debt instrument subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If the Notes are so treated, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, you would be required to construct a projected payment schedule for the Notes and you would make a “positive adjustment” to the extent of any excess of an actual payment over the corresponding projected payment under the

Market Linked Notes—Auto-Callable with Contingent Coupon and Principal Return at Maturity
Notes Linked to the Lowest Performing of the Common Stock of Moderna, Inc., the Common Stock of SoFi Technologies, Inc., the Common Stock of Constellation Energy Corporation and the Class A Common Stock of The Trade Desk, Inc. due June 24, 2030
Notes, and you would make a “negative adjustment” to the extent of the excess of any projected payment over the corresponding actual payment under the Notes. Any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the Notes generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange, or redemption of the Notes generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.
It is also possible that the IRS could determine that the Notes should be subject to special rules for Notes that provide for alternative payment schedules if one of such schedules is significantly more likely than not to occur. If your Notes are subject to those rules, you would generally be required to include the stated interest on your Notes in income as it accrues even if you are otherwise subject to the cash basis method of accounting for tax purposes.  The rules for Notes that provide alternative payment schedules if one of such schedules is significantly more likely than not to occur are discussed under “U.S. Federal Income Tax Considerations—General—Consequences to U.S. Holders—Debt Securities Subject to Contingencies” in the accompanying prospectus.
Non-U.S. Holders
Please see the discussion under “U.S. Federal Income Tax Considerations—General—Consequences to Non-U.S. Holders” in the accompanying prospectus for the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of the Notes, except that the following disclosure supplements the discussion in the prospectus.
A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder.  Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the Notes are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Notes. However, it is possible that the Notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying Stocks or the Notes, and following such occurrence the Notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the Underlying Stocks or the Notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
Estate Tax
A Note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death and the income on the Notes would not have been effectively connected with a U.S. trade or business of the decedent at the same time.
Backup Withholding and Information Reporting
Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the Notes.